Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports Third Quarter 2014 Results and Declares Quarterly Dividends

Quarterly Highlights
·	Diluted operating EPS $0.36 versus $0.27 for 3Q 2013
·	Period end loan growth of $24.2 million or 7.9% annualized
·	Operating return on average tangible common equity of 14.4%
·	Linked quarter operating noninterest expenses flat at $17.0 million
·	Core FTE NIM on linked quarter basis of 4.42% versus 4.39%

LAFAYETTE, LA., October 28, 2014/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. ("MidSouth") (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $4.3 million for the third quarter of 2014, compared to net earnings available to common shareholders of $3.1 million reported for the third quarter of 2013 and $3.9 million in net earnings available to common shareholders for the second quarter of 2014.  Diluted earnings for the third quarter of 2014 were $0.37 per common share, compared to $0.27 per common share reported for the third quarter of 2013 and $0.34 per common share reported for the second quarter of 2014.  Third quarter 2014 net earnings included $700,000 of an after-tax gain on the sale of a commercial property held as other real estate ("ORE"), an after-tax charge of $168,000 on the redemption of the Company's Statutory Trust 1 and Capital Securities (TRUPS), and an after-tax charge of $256,000 for losses on disposal of fixed assets incurred in the quarter.  Net earnings for the third and second quarters of 2014 also included after-tax charges for efficiency consultant expenses of $130,000 and $70,000, respectively.  Excluding these non-operating income and expenses, operating earnings per share for the third and second quarters of 2014 was $0.36 and $0.35, respectively.

C. R. Cloutier, President and CEO, commenting on third quarter earnings remarked, "Although there were a number of non-operating income and expense items this quarter, the underlying operating EPS of the Company continues to show significant progress, with continued growth in top line core revenues, good expense control, and stable core margins.  Our focus on efficiency improvements is transitioning from our initial internally generated projects to a second phase working with experienced industry consultants to further enhance our productivity.  We also paid off a high cost TRUPS during the quarter and will see a full quarter benefit from that payoff in the fourth quarter. And while industry conditions remain challenging, I am very encouraged about our team's ability to continue to improve earnings for our shareholders."

Balance Sheet

Consolidated assets remained constant at $1.9 billion for the quarters ended September 30, 2014 and June 30, 2014.  Our stable core deposit base, which excludes time deposits, totaled $1.3 billion at September 30, 2014 and June 30, 2014 and accounted for 85.7% of deposits compared to 85.5% of deposits, respectively.  Net loans totaled $1.2 billion at September 30, 2014 and June 30, 2014, compared to $1.1 billion at December 31, 2013.  Total loans grew $24.2 million, or 2.0% for the quarter and $110.8 million for the nine months ended September 30, 2014.  The majority of the loan growth during the third quarter was in the commercial real estate and consumer loan portfolios, along with solid growth in the C&I portfolio over the nine months ended September 30, 2014.

MidSouth's Tier 1 leverage capital ratio was 9.56% at September 30, 2014 compared to 9.74% at June 30, 2014.  Tier 1 risk-based capital and total risk-based capital ratios were 12.93% and 13.63% at September 30, 2014, compared to 13.34% and 14.03% at June 30, 2014, respectively.  Tier 1 common equity to total risk-weighted assets at September 30, 2014 was 8.30%.  Tangible common equity totaled $115.3 million at September 30, 2014, compared to $111.4 million at June 30, 2014.  Tangible book value per share at September 30, 2014 was $10.17 versus $9.86 at June 30, 2014.

Asset Quality

Nonperforming assets totaled $12.5 million at September 30, 2014, a decrease of $1.0 million compared to $13.5 million reported at June 30, 2014.  The decrease resulted from a $1.7 million reduction in ORE, which included the sale of a $1.4 million commercial property.  Allowance coverage for nonperforming loans decreased to 121.25% at September 30, 2014 compared to 127.53% at June 30, 2014 due to an $837,000 net increase in loans placed on nonaccrual status during the quarter.  The ALLL/total loans ratio was 0.75% at September 30, 2014 and 0.74% at June 30, 2014.  Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 1.25% of loans at September 30, 2014.  The ratio of annualized net charge-offs to total loans was 0.26% for the three months ended September 30, 2014 compared to 0.29% for the three months ended June 30, 2014.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 0.99% at September 30, 2014 compared to 1.10% at June 30, 2014.  Loans classified as troubled debt restructurings ("TDRs") totaled $416,000 at September 30, 2014 compared to $417,000 at June 30, 2014.  Classified assets, including ORE, increased $1.3 million, or 3.9%, to $34.4 million at September 30, 2014 compared to $33.1 million at June 30, 2014.  The increase resulted primarily from the addition of a $3.1 million CRE loan to classified assets, which was partially offset by a $1.7 million reduction in ORE.

Third Quarter 2014 vs. Third Quarter 2013 Earnings Comparison

Third quarter 2014 net earnings available to common shareholders totaled $4.3 million compared to $3.1 million for the third quarter of 2013.  Revenues from consolidated operations increased $1.6 million in quarterly comparison.  Net interest income increased $441,000 in quarterly comparison, as decreases of $342,000 in loan valuation income and $339,000 in interest income on investment securities were offset primarily by a $963,000 increase in interest income earned on a higher volume of loans. Noninterest income increased $1.2 million in quarterly comparison, from $5.0 million for the three months ended September 30, 2013 to $6.2 million for the three months ended September 30, 2014.  The increase in noninterest income resulted primarily from a $1.1 million gain on the sale of a commercial property held as ORE. Additionally, increases of $204,000 in service charges on deposit accounts, $89,000 in ATM/debit card income, and $52,000 in mortgage lending fees were partially offset by decreases in other noninterest income, including a $159,000 decrease in third party investment advisory income.

Excluding non-operating expenses of $852,000, third quarter 2014 noninterest expenses decreased $1.5 million compared to third quarter 2013 and primarily consisted of decreases of $353,000 in salaries and benefits costs, $343,000 in marketing expenses, $166,000 in expenses on ORE and other repossessed assets, and $119,000 in courier expense, combined with smaller decreases in several other noninterest expense categories. The provision for loan losses increased $725,000, and income tax expense increased $614,000 in quarterly comparison.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund ("SBLF") totaled $80,000 for the third quarter of 2014 based on a dividend rate of 1.00%.  The dividend rate is set at 1.00% through February 25, 2016.  The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation ("PSB") paid dividends totaling $94,000 for the three months ended September 30, 2014.

Fully taxable-equivalent ("FTE") net interest income totaled $19.9 million and $19.5 million for the quarters ended September 30, 2014 and 2013, respectively.  The FTE net interest income increased $370,000 in prior year quarterly comparison primarily due to a $621,000 increase in interest income on loans despite a $342,000 reduction in purchase accounting adjustments on acquired loans.  The increased interest income on loans resulted from a $109.1 million increase in the average volume of loans in quarterly comparison. The average yield on loans decreased 36 basis points, from 6.24% to 5.88%.  The purchase accounting adjustments added 22 basis points to the average yield on loans for the third quarter of 2014 and 39 basis points to the average yield on loans for the third quarter of 2013.  Net of the impact of the purchase accounting adjustments, average loan yields declined 19 basis points in prior year quarterly comparison, from 5.85% to 5.66%.  Loan yields have declined primarily as the result of a sustained low interest rate environment.

Investment securities totaled $433.4 million, or 22.9% of total assets at September 30, 2014, versus $517.8 million, or 27.8% of total assets at September 30, 2013.  The investment portfolio had an effective duration of 2.9 years and a net unrealized gain of $3.8 million at September 30, 2014.  The average volume of investment securities decreased $82.0 million in prior year quarterly comparison.  The average tax equivalent yield on investment securities increased 11 basis points, from 2.59% to 2.70%.  The $82.0 million decrease in the average volume of investment securities was used to fund loan growth during the same period.

The average yield on all earning assets decreased 3 basis points in prior year quarterly comparison, from 4.99% for the third quarter of 2013 to 4.96% for the third quarter of 2014.  Net of the impact of purchase accounting adjustments, the average yield on total earning assets increased 6 basis points, from 4.74% to 4.80% for the three month periods ended September 30, 2013 and 2014, respectively, due to a favorable shift in earning assets from investment securities to loans.

The impact to interest expense of a $4.2 million increase in the average volume of interest-bearing liabilities was offset by a 5 basis point decrease in the average rate paid on interest-bearing liabilities, from 0.51% at September 30, 2013 to 0.46% at September 30, 2014.  Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.58% for the third quarter of 2013 and declined to 0.51% for the third quarter of 2014.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 1 basis point, from 4.60% for the third quarter of 2013 to 4.61% for the third quarter of 2014.  Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin increased 12 basis points, from 4.30% for the third quarter of 2013 to 4.42% for the third quarter of 2014.

Third Quarter 2014 vs. Second Quarter 2014 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $352,000 primarily due to a $399,000 increase in net interest income driven by third quarter loan growth.  Excluding the $1.1 million gain on the sale of a commercial property held as ORE, noninterest income decreased $144,000 in sequential-quarter comparison as $182,000 in annual safe deposit box rental income and a $128,000 gain on sale of securities recorded in the second quarter of 2014 were partially offset by third quarter 2014 increases of $112,000 in mortgage lending fees and $108,000 in service charges on deposit accounts.

Third quarter noninterest expenses included a charge of $258,000 on the redemption of the Company's Statutory Trust 1 and Capital Securities (TRUPS) and a charge of $394,000 for losses on disposal of fixed assets incurred in the quarter.  Additionally, noninterest expenses in the third and second quarters of 2014 included efficiency consultant expenses of $200,000 and $107,000, respectively.  Excluding these non-operating expenses, noninterest expense remained relatively constant and primarily included a decrease of $201,000 in salaries and benefits costs that offset increases primarily consisting of $145,000 in occupancy expenses and $86,000 in ATM and debit card processing fees.

FTE net interest income increased $397,000 in sequential-quarter comparison primarily due to an increase of $26.3 million in the average volume of loans.  The average yield on loans decreased 3 basis points, from 5.91% for the second quarter of 2014 to 5.88% for the third quarter of 2014.  Net of purchase accounting adjustments, the loan yield declined 2 basis points, from 5.68% to 5.66% during the same period.  The average yield on total earning assets increased 3 basis points for the same period, from 4.93% to 4.96%, respectively due to the increased volume of loans.  Average interest bearing liabilities declined $16.8 million, as a $24.5 million decrease in the average volume of interest bearing deposits was partially offset by an $8.3 million average increase in overnight repurchase agreements.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 3 basis points, from 4.58% to 4.61%.  Net of purchase accounting adjustments, the FTE net interest margin also increased 3 basis points, from 4.39% for the second quarter of 2014 to 4.42% for the third quarter of 2014.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders totaled $14.9 million at September 30, 2014, an increase of $5.4 million compared to $9.5 million at September 30, 2013.  The $5.4 million included $3.0 million of executive life insurance proceeds and a $1.1 million gain on sale of ORE recorded in noninterest income for the nine months ended September 30, 2014.  Excluding these non-operating income items and non-operating expenses of $394,000 in loss on disposal of fixed assets, a $258,000 loss on redemption of Trust Preferred Securities, $360,000 in efficiency consultant expenses, and $189,000 of expenses related to the loss of an executive officer, operating earnings totaled $12.0 million at September 30, 2014.  Net of $214,000 of net merger and conversion related expenses associated with the PSB acquisition in the first quarter of 2013, operating earnings totaled $9.6 million at September 30, 2013.  The net increase of $2.4 million in operating earnings in year-over-year comparison resulted primarily from a $0.9 million increase in noninterest income and a $2.5 million decrease in noninterest expense, which were partially offset by a $1.3 million increase in tax expense.

Excluding non-operating income, increases in noninterest income consisted primarily of $591,000 in service charges on deposit accounts and $662,000 in ATM and debit card income.  Excluding the non-operating expenses in 2014 and 2013, decreases in noninterest expense included $678,000 in marketing expenses, $356,000 in the cost of printing and supplies, $278,000 in courier expense, $259,000 in corporate development, travel and training costs, and $159,000 in check fraud losses.  The decreased expenses were partially offset by a $498,000 increase in ATM/debit card expense and an increase of $187,000 in salaries and benefit costs, primarily due to an increase in group health insurance expense.

A reduction in the dividend rate paid on the Series B preferred stock issued in connection with SBLF resulted in a $628,000 decrease in dividends on preferred stock in year-over-year comparison.

In year-to-date comparison, FTE net interest income remained relatively flat due to a $2.7 million decrease in purchase accounting adjustments.  Of the $2.7 million, a $2.4 million decrease impacted interest income on loans for the nine months ended September 30, 2014 and resulted in a decrease in the average yield on loans, from 6.54% at September 30, 2013 to 5.99% at September 30, 2014.  The average yield on earning assets decreased in year-to-date comparison, from 5.11% at September 30, 2013 to 4.97% at September 30, 2014.  The purchase accounting adjustments added 64 basis points to the average yield on loans for the first nine months of 2013 and 29 basis points for the first nine months of 2014.  Net of purchase accounting adjustments, the average yield on earning assets increased 7 basis points, from 4.70% at September 30, 2013 to 4.77% at September 30, 2014.

Interest expense decreased $474,000 in year-over-year comparison primarily due to a decrease in the average rate paid on interest-bearing liabilities.  The average rate paid on interest-bearing liabilities decreased 6 basis points, from 0.53% at September 30, 2013 to 0.47% at September 30, 2014.  Net of purchase accounting adjustments, the average rate paid on interest-bearing liabilities decreased 10 basis points, from 0.62% at September 30, 2013 to 0.52% at September 30, 2014.  The FTE net interest margin decreased 9 basis points, from 4.71% for the nine months ended September 30, 2013 to 4.62% for the nine months ended September 30, 2014.  Net of purchase accounting adjustments, the FTE net interest margin increased 14 basis points, from 4.24% to 4.38% for the nine months ended September 30, 2013 and 2014, respectively, due to a favorable shift in earning assets from investment securities to loans.

Other Events

On October 31, 2014, MidSouth will close two banking centers, bringing the total to three centers closed during 2014.  Customers will continue to have access to an ATM at the two centers scheduled to close and full service access at all other MidSouth banking centers.

Dividends

MidSouth's Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on January 2, 2015 to shareholders of record as of the close of business on December 15, 2014.  Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on January 15, 2015 to shareholders of record as of the close of business on January 2, 2015.  MidSouth's Series C Preferred Stock is quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of September 30, 2014. MidSouth Bancorp, Inc. trades on the NYSE under the symbol "MSL." MidSouth's Series C Preferred Stock is quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.  Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 60 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, the expected impacts of future expansion plans and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading "Risk Factors" in MidSouth's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 14, 2014 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Total interest income	$21,016	$20,595	$20,399	$21,014	$20,704
Total interest expense	1,504	1,482	1,504	1,575	1,633
Net interest income	19,512	19,113	18,895	19,439	19,071
FTE net interest income	19,856	19,459	19,261	19,834	19,486
Provision for loan losses	1,175	1,200	550	800	450
Non-interest income	6,194	5,261	7,917	4,896	4,988
Non-interest expense	17,857	17,123	17,702	18,427	18,481
Earnings before income taxes	6,674	6,051	8,560	5,108	5,128
Income tax expense	2,202	1,935	1,702	1,563	1,588
Net earnings	4,472	4,116	6,858	3,545	3,540
Dividends on preferred stock	174	170	180	180	468
Net earnings available to common shareholders	$4,298	$3,946	$6,678	$3,365	$3,072

PER COMMON SHARE DATA
Basic earnings per share	$0.38	$0.35	$0.59	$0.30	$0.27
Diluted earnings per share	0.37	0.34	0.57	0.29	0.27
Diluted earnings per share, operating (Non-GAAP)(*)	0.36	0.35	0.33	0.29	0.27
Quarterly dividends per share	0.09	0.09	0.08	0.08	0.08
Book value at end of period	14.52	14.25	13.92	13.21	13.12
Tangible book value at period end (Non-GAAP)(*)	10.17	9.86	9.51	8.76	8.61
Market price at end of period	18.70	19.89	16.83	17.86	15.50
Shares outstanding at period end	11,487,078	11,296,147	11,281,647	11,256,712	11,253,216
Weighted average shares outstanding
Basic	11,313,879	11,288,045	11,258,374	11,255,670	11,253,216
Diluted	11,954,811	11,922,525	11,878,660	11,886,433	11,868,851

AVERAGE BALANCE SHEET DATA
Total assets	$1,892,609	$1,887,726	$1,859,212	$1,862,962	$1,863,090
Loans and leases	1,232,196	1,205,930	1,147,010	1,141,829	1,123,086
Total deposits	1,525,059	1,532,910	1,527,353	1,515,673	1,521,146
Total common equity	163,855	159,766	153,012	149,489	146,182
Total tangible common equity (Non-GAAP)(*)	114,438	110,075	103,036	98,941	95,363
Total equity	205,291	201,257	194,980	191,486	188,179

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.87%	0.85%	0.84%	0.72%	0.65%
Annualized return on average common equity, operating (Non-GAAP)(*)	10.05%	10.08%	10.26%	8.93%	8.34%
Annualized return on average tangible common equity, operating (Non- GAAP)(*)	14.39%	14.63%	15.24%	13.49%	12.78%
Average loans to average deposits	80.80%	78.67%	75.10%	75.33%	73.83%
Taxable-equivalent net interest margin	4.61%	4.58%	4.66%	4.69%	4.60%
Tier 1 leverage capital ratio	9.56%	9.81%	9.71%	9.35%	9.17%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.75%	0.74%	0.74%	0.77%	0.76%
Nonperforming assets to tangible equity + ALLL	7.50%	8.34%	8.16%	8.02%	8.94%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	0.99%	1.10%	1.08%	1.05%	1.15%
Annualized QTD net charge-offs to total loans	0.26%	0.29%	0.19%	0.24%	0.11%

(*) See reconciliation of Non-GAAP financial measures on page 12.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Assets
Cash and cash equivalents	$54,215	$63,935	$64,503	$59,731	$43,434
Securities available-for-sale	288,397	301,028	331,488	341,665	358,675
Securities held-to-maturity	145,030	148,927	152,162	155,523	159,141
Total investment securities	433,427	449,955	483,650	497,188	517,816
Other investments	12,091	12,090	11,530	11,526	10,951
Total loans	1,248,373	1,224,182	1,184,189	1,137,554	1,145,023
Allowance for loan losses	(9,425)	(9,075)	(8,765)	(8,779)	(8,667)
Loans, net	1,238,948	1,215,107	1,175,424	1,128,775	1,136,356
Premises and equipment	71,115	71,787	72,500	72,343	70,147
Goodwill and other intangibles	49,282	49,559	49,835	50,112	50,703
Other assets	32,682	33,845	31,483	31,485	33,400
Total assets	$1,891,760	$1,896,278	$1,888,925	$1,851,160	$1,862,807

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$396,263	$389,734	$379,576	$383,257	$380,048
Interest-bearing deposits	1,124,581	1,135,688	1,168,354	1,135,546	1,126,078
Total deposits	1,520,844	1,525,422	1,547,930	1,518,803	1,506,126
Securities sold under agreements to
repurchase and other short term
borrowings	70,964	67,574	51,995	53,916	77,809
Short-term FHLB advances	35,000	35,000	25,000	25,000	25,000
Other borrowings	26,384	26,990	27,347	27,703	28,059
Junior subordinated debentures	22,167	29,384	29,384	29,384	29,384
Other liabilities	10,387	9,492	8,632	5,605	6,800
Total liabilities	1,685,746	1,693,862	1,690,288	1,660,411	1,673,178
Total shareholders' equity	206,014	202,416	198,637	190,749	189,629
Total liabilities and shareholders' equity	$1,891,760	$1,896,278	$1,888,925	$1,851,160	$1,862,807

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Interest income:
Loans, including fees	$17,670	$17,183	$16,395	$16,727	$16,707
Investment securities	2,617	2,725	2,829	2,876	2,956
Accretion of purchase accounting adjustments	603	586	1,088	1,323	945
Other interest income	126	101	87	88	96
Total interest income	21,016	20,595	20,399	21,014	20,704

Interest expense:
Deposits	915	926	950	1,017	1,114
Borrowings	409	395	377	411	414
Junior subordinated debentures	327	320	347	339	335
Accretion of purchase accounting adjustments	(147)	(159)	(170)	(192)	(230)
Total interest expense	1,504	1,482	1,504	1,575	1,633

Net interest income	19,512	19,113	18,895	19,439	19,071
Provision for loan losses	1,175	1,200	550	800	450
Net interest income after provision for loan losses	18,337	17,913	18,345	18,639	18,621

Noninterest income:
Service charges on deposit accounts	2,556	2,448	2,380	2,431	2,352
ATM and debit card income	1,808	1,853	1,714	1,687	1,719
Gain on securities, net	-	128	-	5	25
Gain on sale of ORE (non-operating)(*)	1,077	-	-	-	-
Mortgage lending	161	49	49	82	109
Executive officer life insurance proceeds (non-operating)(*)	-	-	3,000	-	-
Other charges and fees	592	783	774	691	783
Total non-interest income	6,194	5,261	7,917	4,896	4,988

Noninterest expense:
Salaries and employee benefits	8,287	8,488	8,674	8,781	8,640
Occupancy expense	3,834	3,689	3,791	3,916	3,874
ATM and debit card	793	707	690	707	661
Legal and professional fees	342	326	288	506	303
FDIC premiums	269	251	262	282	265
Marketing	396	366	303	545	739
Corporate development	342	331	366	347	349
Data processing	503	483	492	473	482
Printing and supplies	279	275	280	304	321
Expenses on ORE and other assets repossessed	122	172	228	201	288
Amortization of core deposit intangibles	277	276	277	276	277
Loss on disposal of fixed assets (non-operating)(*)	394	-	-	-	-
Loss on redemption of Trust Preferred Securities (non-operating)(*)	258	-	-	-	-
Efficiency consultant expenses (non-operating)(*)	200	107	53	-	-
Expenses related to death of executive officer (non-operating)(*)	-	-	189	-	-
Other non-interest expense	1,561	1,652	1,809	2,089	2,282
Total non-interest expense	17,857	17,123	17,702	18,427	18,481
Earnings before income taxes	6,674	6,051	8,560	5,108	5,128
Income tax expense	2,202	1,935	1,702	1,563	1,588
Net earnings	4,472	4,116	6,858	3,545	3,540
Dividends on preferred stock	174	170	180	180	468
Net earnings available to common shareholders	$4,298	$3,946	$6,678	$3,365	$3,072

Earnings per common share, diluted	$0.37	$0.34	$0.57	$0.29	$0.27

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.36	$0.35	$0.33	$0.29	$0.27

(*) See reconciliation of Non-GAAP financial measures on page 12.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	September 30,	Percent	June 30,	March 31,	December 31,	September 30,	Percent
	2014	of Total	2014	2014	2013	2013	of Total
Commercial, financial, and agricultural	$452,065	36.21%	$454,310	$435,523	$403,976	$423,073	36.95%
Lease financing receivable	5,285	0.42%	4,750	5,102	5,542	5,340	0.47%
Real estate - construction	86,315	6.91%	86,238	78,988	82,691	76,213	6.66%
Real estate - commercial	430,930	34.52%	413,565	408,546	397,135	401,080	35.03%
Real estate - residential	153,915	12.33%	153,082	150,551	146,841	142,431	12.44%
Installment loans to individuals	116,340	9.32%	108,581	101,869	97,459	94,722	8.27%
Other	3,523	0.28%	3,656	3,610	3,910	2,164	0.19%

Total loans	$1,248,373		$1,224,182	$1,184,189	$1,137,554	$1,145,023

COMPOSITION OF DEPOSITS
	September 30,	Percent	June 30,	March 31,	December 31,	September 30,	Percent
	2014	of Total	2014	2014	2013	2013	of Total
Noninterest bearing	$396,263	26.06%	$389,734	$379,576	$383,257	$380,048	25.23%
NOW & Other	447,403	29.42%	443,287	456,127	429,279	412,873	27.41%
Money Market/Savings	460,100	30.25%	470,731	482,143	465,748	463,621	30.78%
Time Deposits of less than $100,000	101,373	6.67%	104,423	108,306	112,782	116,118	7.71%
Time Deposits of $100,000 or more	115,705	7.61%	117,247	121,778	127,737	133,466	8.86%

Total deposits	$1,520,844		$1,525,422	$1,547,930	$1,518,803	$1,506,126

ASSET QUALITY DATA
	September 30,		June 30,	March 31,	December 31,	September 30,
	2014		2014	2014	2013	2013
Nonaccrual loans	$7,750		$6,913	$6,025	$5,099	$5,760
Loans past due 90 days and over	23		203	251	178	744
Total nonperforming loans	7,773		7,116	6,276	5,277	6,504
Other real estate	4,663		6,314	6,525	6,687	6,672
Other repossessed assets	19		81	56	20	18
Total nonperforming assets	$12,455		$13,511	$12,857	$11,984	$13,194

Troubled debt restructurings	$416		$417	$1,579	$412	$419

Nonperforming assets to total assets	0.66%		0.71%	0.68%	0.65%	0.71%
Nonperforming assets to total loans +
ORE + other repossessed assets	0.99%		1.10%	1.08%	1.05%	1.15%
ALLL to nonperforming loans	121.25%		127.53%	139.66%	166.36%	133.26%
ALLL to total loans	0.75%		0.74%	0.74%	0.77%	0.76%

Quarter-to-date charge-offs	$1,253		$990	$688	$740	$375
Quarter-to-date recoveries	428		100	124	53	61
Quarter-to-date net charge-offs	$825		$890	$564	$687	$314
Annualized QTD net charge-offs to total loans	0.26%		0.29%	0.19%	0.24%	0.11%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2014			June 30, 2014			March 31, 2014			December 31, 2013			September 30, 2013

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$351,645	$1,965	2.24%	$379,124	$2,064	2.18%	$397,642	$2,136	2.15%	$409,561	$2,128	2.08%	$418,964	$2,171	2.07%
Tax-exempt securities	86,528	996	4.60%	87,964	1,007	4.58%	91,792	1,059	4.61%	98,648	1,143	4.63%	101,226	1,200	4.74%
Total investment securities	438,173	2,961	2.70%	467,088	3,071	2.63%	489,434	3,195	2.61%	508,209	3,271	2.57%	520,190	3,371	2.59%
Federal funds sold	3,143	2	0.25%	2,260	1	0.18%	2,921	1	0.14%	2,535	1	0.15%	2,180	1	0.18%
Time and interest bearing deposits in
other banks	22,922	15	0.26%	16,789	11	0.26%	25,891	16	0.25%	14,546	9	0.24%	22,519	15	0.26%
Other investments	12,090	109	3.61%	11,679	89	3.05%	11,527	70	2.43%	11,263	78	2.77%	10,948	80	2.92%
Loans	1,232,196	18,273	5.88%	1,205,930	17,769	5.91%	1,147,010	17,483	6.18%	1,141,829	18,050	6.27%	1,123,086	17,652	6.24%
Total interest earning assets	1,708,524	21,360	4.96%	1,703,746	20,941	4.93%	1,676,783	20,765	5.02%	1,678,382	21,409	5.06%	1,678,923	21,119	4.99%
Non-interest earning assets	184,085			183,980			182,429			184,580			184,167
Total assets	$1,892,609			$1,887,726			$1,859,212			$1,862,962			$1,863,090

Interest-bearing liabilities:
Deposits	$1,132,132	$859	0.30%	$1,156,638	$858	0.30%	$1,155,011	$871	0.31%	$1,126,742	$917	0.32%	$1,133,126	$976	0.34%
Repurchase agreements	70,587	210	1.18%	62,322	199	1.28%	48,413	180	1.51%	67,022	207	1.23%	64,274	204	1.26%
Federal funds purchased	70	-	0.00%	679	1	0.58%	168	-	0.00%	747	1	0.52%	354	-	0.00%
Short-term borrowings	28,913	13	0.18%	25,110	9	0.14%	25,000	10	0.16%	23,913	9	0.15%	25,000	11	0.17%
Notes payable	26,640	95	1.40%	27,218	95	1.38%	27,577	96	1.39%	27,922	101	1.42%	28,301	107	1.48%
Junior subordinated debentures	26,247	327	4.88%	29,384	320	4.31%	29,384	347	4.72%	29,384	339	4.51%	29,384	335	4.46%
Total interest bearing liabilities	1,284,589	1,504	0.46%	1,301,351	1,482	0.46%	1,285,553	1,504	0.47%	1,275,730	1,575	0.49%	1,280,439	1,633	0.51%
Non-interest bearing liabilities	402,729			385,118			378,679			395,746			394,472
Shareholders' equity	205,291			201,257			194,980			191,486			188,179
Total liabilities and shareholders'
equity	$1,892,609			$1,887,726			$1,859,212			$1,862,962			$1,863,090

Net interest income (TE) and spread		$19,856	4.50%		$19,459	4.47%		$19,261	4.55%		$19,834	4.57%		$19,486	4.48%

Net interest margin			4.61%			4.58%			4.66%			4.69%			4.60%

Core net interest margin (Non-GAAP)(*)			4.42%			4.39%			4.33%			4.31%			4.30%

(*) See reconciliation of Non-GAAP financial measures on page 12.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

			Three Months Ended
			September 30,	June 30,	March 31,	December 31,	September 30,
Per Common Share Data			2014	2014	2014	2013	2013

Book value per common share			$14.52	$14.25	$13.92	$13.21	$13.12
Effect of intangible assets per share			4.35	4.39	4.41	4.45	4.51
Tangible book value per common share			$10.17	$9.86	$9.51	$8.76	$8.61

Diluted earnings per share			$0.37	$0.34	$0.57	$0.29	$0.27
Effect of efficiency consultant expenses, after-tax			0.01	0.01	-	-	-
Effect of loss on disposal of fixed assets, after-tax			0.02	-	-	-	-
Effect of loss on redemption of Trust Preferred Securities, after-tax			0.02	-	-	-	-
Effect of gain on sale of other real estate, after-tax			(0.06)	-	-	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax			-	-	(0.24)	-	-
Diluted earnings per share, operating			$0.36	$0.35	$0.33	$0.29	$0.27

			Three Months Ended
			September 30,	June 30,	March 31,	December 31,	September 30,
			2014	2014	2014	2013	2013
Average Balance Sheet Data

Total average assets		A	$1,892,609	$1,887,726	$1,859,212	$1,862,962	$1,863,090

Total equity			$205,291	$201,257	$194,980	$191,486	$188,179
Less preferred equity			41,436	41,491	41,968	41,997	41,997
Total common equity		B	$163,855	$159,766	$153,012	$149,489	$146,182
Less intangible assets			49,417	49,691	49,976	50,548	50,819
Tangible common equity		C	$114,438	$110,075	$103,036	$98,941	$95,363

			Three Months Ended
			September 30,	June 30,	March 31,	December 31,	September 30,
Core Net Interest Margin			2014	2014	2014	2013	2013

Net interest income (TE)			$19,856	$19,459	$19,261	$19,834	$19,486
Less purchase accounting adjustments			(750)	(745)	(1,258)	(1,515)	(1,175)
Net interest income, net of purchase accounting adjustments		D	$19,106	$18,714	$18,003	$18,319	$18,311

Total average earnings assets			$1,708,524	$1,703,746	$1,676,783	$1,678,382	$1,678,923
Add average balance of loan valuation discount			6,498	7,013	7,915	9,347	10,323
Average earnings assets, excluding loan valuation discount		E	$1,715,022	$1,710,759	$1,684,698	$1,687,729	$1,689,246

Core net interest margin	D/	E	4.42%	4.39%	4.33%	4.31%	4.30%

			Three Months Ended
			September 30,	June 30,	March 31,	December 31,	September 30,
Return Ratios			2014	2014	2014	2013	2013

Net earnings available to common shareholders			$4,298	$3,946	$6,678	$3,365	$3,072
Efficiency consultant expenses, after-tax			130	70	34	-	-
Loss on disposal of fixed assets, after-tax			256	-	-	-	-
Loss on redemption of Trust Preferred Securities, after-tax			168	-	-	-	-
Gain on sale of other real estate, after-tax			(700)	-	-	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax			-	-	(2,840)	-	-
Net earnings available to common shareholders, operating		F	$4,152	$4,016	$3,872	$3,365	$3,072

Annualized return on average assets, operating	F/	A	0.87%	0.85%	0.84%	0.72%	0.65%
Annualized return on average common equity, operating	F/	B	10.05%	10.08%	10.26%	8.93%	8.34%
Annualized return on average tangible common equity, operating	F/	C	14.39%	14.63%	15.24%	13.49%	12.78%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.